FOR IMMEDIATE RELEASE

HandHeld Entertainment Amends Terms of Warrants Issued January 17, 2007

SAN FRANCISCO – Jan. 30, 2007 – HandHeld EntertainmentTM (NASDAQ: ZVUE, ZVUEW) today announced that it received a determination letter from the NASDAQ Stock Market on January 29, 2007, with regard to compliance with NASDAQ Rule 4350(i)(1)(D)(ii) (the “Rule”).

The January 29, 2007 letter stated that as a result of an amendment to the company’s $4.00 warrants and related subscription agreements in connection with the HandHeld Entertainment’s recent sale of $3.8 million of Units on January 17, 2007, the company had “regained compliance” with the NASDAQ shareholder approval requirements. Prior to amendment of the $4.00 Warrants certain adjustment provisions could have resulted in issuance of shares of the company’s company stock in an amount requiring shareholder approval, in violation of NASDAQ’s interpretation of the Rule.

The amendment of the terms of the warrants has not resulted in any economic difference in the overall pricing of the warrants and the overall economic value of the transaction.

The company eliminated the provision contained in the $4.00 Warrant which requires an adjustment to the exercise price upon failure to timely act to register the underlying shares of HandHeld Entertainment’s common stock. As of January 29, 2007, the company entered agreements with each of the subscribers for the Units eliminating the provision from the $4.00 Warrants, and increasing the percentage adjustment upon the adjustment events provided for in the company’s $3.50 Warrants included in the sale of the Units.

The full text of the amended Warrants and Subscription Agreements appears as Exhibits 10.1, 10.2, 10.3 and 10.4 to the company’s current report on Form 8-K filed with the Securities and Exchange Commission on January 30, 2007.

This release shall not constitute an offer to sell or the solicitation of an offer buy nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About the ZVUE

HandHeld Entertainment’s ZVUE™ line of portable media players is available in approximately 2,000 Wal-Mart stores throughout the United States, as well as through other retailers and on the Internet. The SRP $99 (US) ZVUE plays videos and MP3 files and also allows users to view digital pictures from a digital camera or home video from a camcorder. HandHeld Entertainment also supplies Wal-Mart and InMotion Entertainment with the ZVUE MP3 player, an MP3 player pre-loaded with 30 of the top songs from 2006.

About HandHeld Entertainment, Inc.

HandHeld Entertainment is a digital-media-to-go company with a network of Web sites containing premium video and free downloadable media selections, including ZVUE.com™, the Free STUFF! section of ZVUE.com, as well as from Dorks.com™, FunMansion.com™ and YourDailyMedia.com™.  Additionally, its ZVUE family of portable media players is available at mass-market prices in Wal-Mart stores across the United Sates. HandHeld Entertainment’s common stock and warrants are traded on the NASDAQ Capital Market (ZVUE, ZVUEW) and Boston Stock Market (HDE, HDEW). For more information, visit www.hheld.com/ir or call 415-495-6470.

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HandHeld Entertainment, ZVUE, ZVUE.com, Dorks.com, FunMansion.com and YourDailyMedia.com, are trademarks of HandHeld Entertainment. All other trademarks are property of their respective owners.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth from time to time in HandHeld Entertainment’s filings with the United States Securities and Exchange Commission, including Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K and other reports filed by the company with the SEC. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  As a result, investors should not place undue reliance on these forward-looking statements.

MEDIA CONTACTS FOR HANDHELD ENTERTAINMENT:

David Politis, Politis Communications, 801-523-3730(wk), 801-556-8184(cell), dpolitis@politis.com or

Jonathan Bacon, Politis Communications, 801-523-3730(wk), 801-660-7820(cell), jbacon@politis.com

INVESTOR CONTACT FOR HANDHELD ENTERTAINMENT:

Robert Prag, The Del Mar Consulting Group, Inc., 858-794-9500, bprag@delmarconsulting.com